SMALLCAP World Fund, Inc.
333 South Hope Street
Los Angeles, California 90071-1406
Phone (757) 670-4877
Fax (757) 670-4685

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$0
Class B	$0
Class C	$0
Class F-1	$0
Class F-2	$0
Total	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F1	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Total	$0

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0000
Class B	$0.0000
Class C	$0.0000
Class F-1	$0.0000
Class F-2	$0.0000
Class 529-A	$0.0000
Class 529-B	$0.0000
Class 529-C	$0.0000
Class 529-E	$0.0000
Class 529-F1	$0.0000
Class R-1	$0.0000
Class R-2	$0.0000
Class R-3	$0.0000
Class R-4	$0.0000
Class R-5	$0.0000

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	422,032
Class B	16,002
Class C	24,916
Class F-1	19,312
Class F-2	812
Total	483,074
Class 529-A	13,312
Class 529-B	1,775
Class 529-C	5,059
Class 529-E	800
Class 529-F1	1,101
Class R-1	1,070
Class R-2	19,133
Class R-3	16,374
Class R-4	8,916
Class R-5	18,099
Total	85,639

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$19.41
Class B	$18.46
Class C	$18.31
Class F-1	$19.26
Class F-2	$19.46
Class 529-A	$19.33
Class 529-B	$18.67
Class 529-C	$18.65
Class 529-E	$19.08
Class 529-F1	$19.35
Class R-1	$18.71
Class R-2	$18.71
Class R-3	$19.04
Class R-4	$19.32
Class R-5	$19.59